
<ARTICLE> 5
<LEGEND>
EXHIBIT 27
                          FINANCIAL DATA SCHEDULE
  This schedule contains summary financial information extracted from the consolidated financial statements and related notes of Team, Inc. and Subsidiaries for the three months ended August 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          AUG-31-1995
<PERIOD-END>                               AUG-31-1995
<CASH>                                       2,292,000
<SECURITIES>                                         0
<RECEIVABLES>                                9,356,000
<ALLOWANCES>                                   204,000
<INVENTORY>                                  6,462,000
<CURRENT-ASSETS>                            18,771,000
<PP&E>                                      65,164,000<F1>
<DEPRECIATION>                              17,064,000<F1>
<TOTAL-ASSETS>                              77,550,000
<CURRENT-LIABILITIES>                        4,797,000
<BONDS>                                     51,632,000<F2>
<COMMON>                                     1,551,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  18,805,000
<TOTAL-LIABILITY-AND-EQUITY>                77,550,000
<SALES>                                              0
<TOTAL-REVENUES>                            13,375,000
<CGS>                                                0
<TOTAL-COSTS>                                6,929,000
<OTHER-EXPENSES>                             5,110,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,164,000
<INCOME-PRETAX>                                172,000
<INCOME-TAX>                                   139,000
<INCOME-CONTINUING>                             33,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    33,000
<EPS-PRIMARY>                                      .01
<EPS-DILUTED>                                      .01

<F1>Property, plant and equipment consist of $17,873,000 for core operational fixed assets and $47,291,000 for the military housing projects' land and buildings.
Accumulated depreciation consists of $11,989,000 for core fixed assets and
$5,075,000 for the military housing projects' land and buildings.
<F2>Bonds, mortgages and similar debt consists of $12,379,000 of long-term debt and
$39,253,000 of non-recourse debt pertaining to Certificates of Participation financing the military housing projects.

